UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 22, 2010

YTB International, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road
Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 22, 2010, YTB International, Inc. (the “Company”) executed a Second Amendment to Loan Modification, Renewal, and Extension Agreement (the “Second Amendment”) with FH Partners LLC (“FH Partners”) relating to the Company’s headquarters located in Wood River, Illinois.  The Second Amendment is effective September 1, 2010 and modifies the Loan Modification, Renewal, and Extension Agreement entered into on September 29, 2009, which was subsequently amended under the terms of an extension agreement entered into on April 22, 2010 and the First Amendment to Loan Modification, Renewal, and Extension Agreement entered into on June 17, 2010 (together, the “Loan Agreement”).  The Company has previously disclosed the terms of the Loan Agreement, as amended, including the related promissory note (the “Note”) and mortgage (the “Mortgage”).

In consideration for the Second Amendment, the Company paid the sum of ten dollars to FH Partners.  The Second Amendment extends the maturity date of the Loan Agreement to November 30, 2010 and increases the interest rate on the unpaid principal balance on the Note from eight percent per annum to ten percent per annum effective September 1, 2010.  In addition, the Company agreed to pay monthly principal payments of $50,000 in addition to the current monthly installment payments of $16,392.23 beginning September 30, 2010.  All other terms and provisions of the Loan Agreement, as amended, Note, and Mortgage remain unchanged.

A copy of the Second Amendment is filed hereto as Exhibit 10.1 and incorporated herein by reference.  The foregoing summary of the Second Amendment is qualified in its entirety by reference to such exhibit.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 above is incorporated under this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description

10.1	Second Amendment to Loan Modification, Renewal and Extension Agreement between YTB International, Inc. and FH Partners LLC executed September 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: September 28, 2010	By:	/s/ Robert M. Van Patten
Name: Robert M. Van Patten
Title: President and Chief Executive Officer

EXHIBIT INDEX

No.	Description

10.1	Second Amendment to Loan Modification, Renewal and Extension Agreement between YTB International, Inc. and FH Partners LLC executed September 22, 2010.